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As filed with the Securities and Exchange Commission on March 28, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

YAHOO! INC.
(Exact name of Registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation or organization)	77-0398689 (I.R.S. Employer Identification No.)

701 First Avenue
Sunnyvale, CA 94089
(Address of Principal Executive Offices) (Zip code)

Inktomi Corporation 1996 Equity Incentive Plan
Inktomi Corporation 1998 Stock Plan
Inktomi Corporation 1998 Nonstatutory Stock Option Plan
FastForward Networks, Inc. 1998 Stock Plan
IMPULSE!Buy Network, Inc. 1997 Stock Plan
Atreve Software, Inc. 1997 Stock Option Plan
C2B Technologies Inc. 1997 Stock Plan
Ultraseek Corporation Stock Option Plan
eScene Networks Inc. 2000 Stock Plan
(Full title of the plan)

Susan L. Decker
Yahoo! Inc.
Executive Vice President, Finance and Administration
Chief Financial Officer
701 First Avenue
Sunnyvale, CA 94089
(Name and address of agent for service)

(408) 349-3300
(Telephone number, including area code, of agent for service)

Copies to:

William M. Kelly, Esq. Davis Polk & Wardwell 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000	Michael J. Callahan Deputy General Counsel Yahoo! Inc. 701 First Avenue Sunnyvale, CA 94089 (408) 349-3300

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $0.001 per share(3)	1,212,105	$23.125	$28,029,928.13	$2,267.62

(1)
This registration statement shall also cover any additional shares of common stock which become issuable under any of the plans being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.
(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act") on the basis of the average of the high and low sale prices for a share of Common Stock of Yahoo! Inc. as reported on the Nasdaq National Market on March 24, 2003.
(3)
Including the associated Preferred Stock Purchase rights.

        This Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*
The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        This Registration Statement incorporates herein by reference the following documents which have been filed with the Commission by the Registrant:

  1.
  The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed pursuant to Section 13 of the Securities and Exchange Act of 1934 (the "Exchange Act").

  2.
  All other reports filed by the Registrant, pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2002.

  3.
  The description of the Registrant's Common Stock contained in its registration statement on Form 8-A filed with the Securities and Exchange Commission on March 12, 1996 (File No. 000-28018), including any amendment or report filed for the purpose of updating such description.

  4.
  The description of our Preferred Stock Purchase Rights contained in our Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on March 19, 2001 (File No. 000-28018).

        All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interest of Named Experts and Counsel.

        Not applicable.

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Item 6. Indemnification of Directors and Officers.

        Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article XII of our amended and restated certificate of incorporation and Article VI of our bylaws authorize indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL.

        We have entered into agreements with our directors and certain officers that will require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law. We maintain liability insurance for the benefit of our officers and directors.

        The above discussion of the DGCL and of our amended and restated certificate of incorporation, bylaws and indemnification agreements is not intended to be exhaustive and is qualified in its entirety by such statute, amended and restated certificate of incorporation, bylaws and indemnification agreements.

Item 7. Exemption From Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        The following are filed as part of this Registration Statement:

Exhibit	Description
4.1	Inktomi Corporation 1996 Equity Incentive Plan
4.2	Inktomi Corporation 1998 Stock Plan
4.3	Inktomi Corporation 1998 Nonstatutory Stock Option Plan
4.4	FastForward Networks, Inc. 1998 Stock Plan
4.5	IMPULSE!Buy Network, Inc. 1997 Stock Plan
4.6	Atreve Software, Inc. 1997 Stock Option Plan
4.7	C2B Technologies Inc. 1997 Stock Plan
4.8	Ultraseek Corporation Stock Option Plan
4.9	eScene Networks Inc. 2000 Stock Plan
5.1	Opinion of Davis Polk & Wardwell (filed herewith)
23.1	Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants (filed herewith)
23.3	Consent of PricewaterhouseCoopers LLP, Independent Accountants (filed herewith)
24	Power of Attorney (Included on signature pages of this Registration Statement)

Item 9. Undertakings.

        The undersigned Registrant hereby undertakes:

        (1)  to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2)  that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities

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offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 28th day of March, 2003.

YAHOO! INC.
By:	/s/ SUSAN L. DECKER Susan L. Decker Executive Vice President, Finance and Administration and Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Susan L. Decker and Terry S. Semel, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ TERRY S. SEMEL Terry S. Semel	Chairman of the Board Chief Executive Officer (Principal Executive Officer)	March 28, 2003
/s/ SUSAN L. DECKER Susan L. Decker	Executive Vice President, Finance and Administration and Chief Financial Officer (Principal Financial Officer)	March 28, 2003
/s/ PATRICIA CUTHBERT Patricia Cuthbert	Vice President and Corporate Controller (Principal Accounting Officer)	March 28, 2003
Timothy Koogle	Director
Ronald W. Burkle	Director

S-1

/s/ ERIC HIPPEAU Eric Hippeau	Director	March 28, 2003
/s/ ARTHUR H. KERN Arthur H. Kern	Director	March 28, 2003
/s/ EDWARD KOZEL Edward Kozel	Director	March 28, 2003
/s/ ROBERT A. KOTICK Robert A. Kotick	Director	March 28, 2003
/s/ GARY L. WILSON Gary L. Wilson	Director	March 28, 2003
/s/ JERRY YANG Jerry Yang	Director	March 28, 2003

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EXHIBIT INDEX

Exhibit No.	Description
4.1	Inktomi Corporation 1996 Equity Incentive Plan
4.2	Inktomi Corporation 1998 Stock Plan
4.3	Inktomi Corporation 1998 Nonstatutory Stock Option Plan
4.4	FastForward Networks, Inc. 1998 Stock Plan
4.5	IMPULSE!Buy Network, Inc. 1997 Stock Plan
4.6	Atreve Software, Inc. 1997 Stock Option Plan
4.7	C2B Technologies Inc. 1997 Stock Plan
4.8	Ultraseek Corporation Stock Option Plan
4.9	eScene Networks Inc. 2000 Stock Plan
5.1	Opinion of Davis Polk & Wardwell (filed herewith)
23.1	Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants (filed herewith)
23.3	Consent of PricewaterhouseCoopers LLP, Independent Accountants (filed herewith)
24	Power of Attorney (Included on signature pages of this Registration Statement)

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
  Item 1. Plan Information
  Item 2. Registrant Information and Employee Plan Annual Information
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference
  Item 4. Description of Securities.
  Item 5. Interest of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption From Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX